UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/29/2015

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11330 Clay Road Suite 350 Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant's telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of New Director
On October 29, 2015, the Board of Directors (the "Board") of Tesco Corporation (the "Company" or "TESCO") appointed Ms. Rose Robeson to the Board to serve until the next annual general (the "Meeting") . There are no arrangements or understandings between Ms. Robeson and any other persons pursuant to which this individual was selected as a director, and she does not have direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Robeson will be paid in accordance with the terms described in the section titled "Non-Employee Director Compensation" that begins on page 36 of the Company's Proxy Statement dated April 9, 2015 which is incorporated herein by reference.

Ms. Rose Robeson: Ms. Robeson has been appointed to sit on the Audit and Compensation Committees. She served as Senior Vice President and Chief Financial Officer of DCP Midstream GP, LLC, the General Partner of DCP Midstream Partners LP, from 2012 until her retirement in 2014. Ms. Robeson also served as Group Vice President and Chief Financial Officer of DCP Midstream LLC from 2002 to 2012. Prior to her appointment as CFO of DCP Midstream LLC, Ms. Robeson was Vice President and Treasurer. Prior to joining DCP Midstream, LLC, Ms. Robeson was with Kinder Morgan, Inc. (formerly KN Energy, Inc) from 1996 to 2000 and held the position of Vice President and Treasurer. Ms. Robeson has served as director of American Midstream GP, LLC, the general partner of American Midstream Partners, LP (NYSE: AMID) since June 1, 2014 and as a director of SM Energy since July 11, 2014. Ms. Robeson graduated from Northwest Missouri State University in 1982 with a Bachelor of Science in Accounting. Ms. Robeson is a resident of Denver, Colorado. Her independence and experience as a public company financial executive in the energy industry qualify her to serve on our Board. The Company issued a press release on November 2, 2015 which is provided as Exhibit 99.1 hereto.

(e) Indemnity Agreement

Effective October 29, 2015, Tesco Corporation (the "Company") entered into an Indemnity Agreement with its newest member of the Board of Directors, Ms. Rose Robeson. The agreement has identical terms to the Indemnity Agreements in place with the other members of the Board of Directors. The Indemnity Agreement provides that the Company will indemnify the director to the fullest extent permitted by law for claims arising as a result of such individual serving as a director of the Company. The Company agrees to maintain insurance for such obligations, but its indemnity obligations are not limited by its insurance policies. The Company further agrees to advance funds for payment of certain expenses related to indemnified claims. The foregoing description is qualified in its entirety by reference to the Form of Director Indemnity Agreement filed April 6, 2009 as exhibit 10.1 to the Current Report on Form 8-K,which is incorporated by reference herein.

Item 8.01    Other Events.

On October 30, 2015, the Board of Directors of the Company approved a fourth quarter 2015 dividend of $0.05 per share common stock issued and outstanding as of November 13, 2015 and payable on December 4, 2015. The Company issued a press release on November 2, 2015 which is provided as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits
Exhibit 99.1     Tesco Corporation Press Release announcing Q4 dividend dated November 2, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: November 2, 2015	By:	/s/ Dean Ferris
Dean Ferris, Sr. Vice President and General Counsel

Exhibit No.	Description
99.1	Tesco Corporation Press Release announcing director appointment and Q4 dividend dated November 2, 2015.